UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2023

Nuwellis, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35312	No. 68-0533453
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12988 Valley View Road, Eden Prairie, MN 55344
(Address of Principal Executive Offices) (Zip Code)

(952) 345-4200
(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.0001 per share	NUWE	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 12, 2023, Nuwellis, Inc. (the “Company”) entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with Lake Street Capital Markets, LLC and Maxim Group LLC (the “Placement Agents”), pursuant to which the Company issued and sold, in a best efforts registered public offering by the Company (the “Offering”), 150,000 units (each a “Unit” and collectively, the “Units”), with each Unit consisting of (A) one share of the Company’s Series J Convertible Redeemable Preferred Stock, par value $0.0001 per share (the “Series J Convertible Preferred Stock”), and (B) one warrant (each, a “Warrant” and collectively, the “Warrants”) to purchase one-half of one (0.50) share of Series J Convertible Preferred Stock, at a price to the public of $15.00 per Unit, less placement agent fees and commissions. The public offering price of $15.00 per Unit reflects the issuance of the Series J Convertible Preferred Stock with an original issue discount (“OID”) of 40%. The Company is also registering under the Registration Statement (as defined below) an additional 362,933 shares of Series J Convertible Preferred Stock (“PIK Dividend Shares”) that will be issued, if and when the Company’s Board of Directors declares such dividends, as paid in-kind dividends (“PIK dividends”) and the shares of Common Stock issuable upon conversion of the Series J Convertible Preferred Stock issued as PIK dividends (the “PIK Conversion Shares”).

The Units, the shares of Series J Convertible Preferred Stock, the Warrants, the PIK Dividend Shares, the PIK Conversion Shares as well as the shares of Series J Convertible Preferred Stock issuable upon exercise of the Warrants and the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), issuable upon conversion of the Series J Convertible Preferred Stock, were offered and sold by the Company pursuant to an effective registration statement on Form S-1, as amended (File No. 333-274610) (the “Registration Statement”), which was initially filed with the Securities Exchange Commission (“SEC”) on September 21, 2023, as amended on September 29, 2023, and declared effective by the SEC on September 29, 2023 with an additional registration statement on Form S-1 filed on October 6, 2023 pursuant to Rule 462(c). A final prospectus relating to the Offering was filed with the SEC on October 13, 2023. The closing of the Offering contemplated by the Placement Agency Agreement occurred on October 17, 2023 (the “Closing Date”).

The Placement Agency Agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agents, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Placement Agency Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. Lake Street Capital Markets, LLC and Maxim Group LLC acted as placement agents for this Offering.

The foregoing description of the material terms of the Placement Agency Agreement is qualified in its entirety by reference to the full text thereof, a copy of which is attached to this Current Report on Form 8-K as Exhibit 1.1 and is incorporated by reference herein.

On October 17, 2023, the Company also entered into a warrant agency agreement with the Company’s transfer agent, Equiniti Trust Company, LLC, who will act as warrant agent for the Company, setting forth the terms and conditions of the Warrants sold in this Offering (the “Warrant Agency Agreement”). A copy of the form of Warrant and the Warrant Agency Agreement are attached to this Current Report on Form 8-K as Exhibits 4.1 and 4.2, respectively, and are incorporated by reference herein.

Each Warrant has an exercise price of $7.50 per one-half of one (0.5) share of Series J Convertible Preferred Stock, is immediately exercisable and will expire three (3) years from the date of issuance.

There is no established trading market for the Series J Convertible Preferred Stock or the Warrants and we do not expect a market to develop. In addition, we do not intend to list the Series J Convertible Preferred Stock or the Warrants on The Nasdaq Capital Market or any other national securities exchange or any other nationally recognized trading system.

The gross proceeds to the Company from this Offering are expected to be approximately $2.25 million, assuming no exercise of the Warrants and before deducting placement agent fees and commissions and Offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for working capital and for general corporate purposes.

Item 3.03	Material Modification to Rights of Security Holders.

On October 16, 2023, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series J Convertible Redeemable Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware designating 600,000 shares of the Company’s authorized preferred stock as Series J Convertible Preferred Stock, with a liquidation preference of $25.00 per share plus any accrued and unpaid dividends, and further establishing the number of shares of Series J Convertible Preferred Stock, and to fix the designation, powers, preferences and rights of the shares of Series J Convertible Preferred Stock and the qualifications, limitations or restrictions thereof.

The Series J Convertible Preferred Stock will not have voting rights, except as required by Delaware law and other limited circumstances.

Dividends on the Series J Convertible Preferred Stock shall be paid in-kind (PIK dividends) in additional shares of Series J Convertible Preferred Stock based on the stated value of $25.00 per share at the dividend rate of 5.0% (the “Dividend Rate”). The PIK dividends will be paid on a quarterly basis for three (3) years following the Closing Date to holders of the Series J Convertible Preferred Stock of record at the close of business on October 31, January 31, April 30, and July 31 of each year (each a “Dividend Record Date”). PIK dividends on each share of Series J Convertible Preferred Stock shall be paid three business days after the applicable Dividend Record Date in additional fully paid and nonassessable, registered shares of Series J Convertible Preferred Stock in a number equal to the quotient obtained by dividing (A) the product obtained by multiplying (i) the Dividend Rate and (ii) the stated value of $25.00 per share, by (B) the public offering price per Unit (equal to $15.00).

The Series J Convertible Preferred Stock has a term of three (3) years and is convertible at the option of the holder at any time into shares of our common stock at a fixed conversion price of $1.01, which fixed conversion price is based on the closing price of our common stock on October 12, 2023, and is subject to adjustment.

If any shares of our Series J Convertible Preferred Stock are outstanding at the end of the three-year term, then the Company will promptly redeem all of such outstanding shares of Series J Convertible Preferred Stock on a pro rata basis among all of the holders of Series J Convertible Preferred Stock commencing on the third-year anniversary of the closing date of this Offering (the “Mandatory Redemption Date”) in cash, to the extent legally permissible under Delaware law, or, if redemption for cash is not legally permissible in duly authorized, validly issued, fully paid and non-assessable shares of the Company’s common stock equal in number to the quotient obtained by dividing such unpaid amount by the closing price of the Company’s common stock on the Nasdaq on the Mandatory Redemption Date.

The terms of the Series J Convertible Preferred Stock are more fully described in the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosures in Item 3.03 of this Current Report on Form 8-K are incorporated herein by reference.

On October 16, 2023, the Company filed the Certificate of Designation with the Secretary of State of the State of Delaware to establish the powers, preferences and rights of the shares of the Series J Convertible Preferred Stock and the qualifications, limitations or restrictions thereof.

The terms of the Certificate of Designation are more fully described in the Certificate of Designation, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01	Other Events.

On October 13, 2023, the Company issued a press release announcing the pricing of the Offering. On October 17, 2023, the Company issued a press release announcing the closing of the Offering. Copies of each of these press releases are attached hereto as Exhibits 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

This Current Report on Form 8-K and Exhibits 99.1 and 99.2 hereto contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on current expectations and assumptions and are not guarantees of future performance. Further, the forward-looking statements are subject to the limitations listed in Exhibits 99.1 and 99.2 and in the other reports of the Company filed with the Securities and Exchange Commission, including that actual events or results may differ materially from those in the forward-looking statements. Forward-looking statements speak only as of the date when made. The Company does not assume any obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description
1.1	Placement Agency Agreement dated as of October 12, 2023, by and between Nuwellis, Inc., Lake Street Capital Markets, LLC and Maxim Group LLC.

3.1	Certificate of Designation of Preferences, Rights and Limitations, filed with the Delaware Secretary of State on October 16, 2023, with respect to the Series J Convertible Preferred Stock.

4.1
Form of Warrant to purchase shares of common stock (incorporated by reference to Exhibit 4.13 of Company’s Amendment No. 1 to the Registration Statement on Form S-1 filed on September 29, 2023 (File No. 333-274610)).

4.2	Form of Warrant Agency Agreement (incorporated by reference to Exhibit 10.68 of the Company’s Amendment No. 1 to the Registration Statement on Form S-1 filed on September 29, 2023).

99.1	Company Press Release dated October 13, 2023.

99.2	Company Press Release dated October 17, 2023.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2023	NUWELLIS, INC.

	By:	/s/ Nestor Jaramillo, Jr
	Name:	Nestor Jaramillo, Jr.
	Title:	President and Chief Executive Officer